                                                                    Exhibit 8(a)

                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]



May __, 1998




Faircom Inc.
333 Glen Head Road
Old Brookville, NY 11545

Ladies and Gentlemen:


                  We have acted as legal counsel to Faircom Inc. ("Faircom") in connection with the Agreement of Merger dated as of December 5, 1997, as amended (the "Merger Agreement"), by and among Faircom, Regent Communications, Inc. ("Regent") and Regent Merger Corp. ("Sub"). Pursuant to the Merger Agreement, Faircom will merge with and into Sub (the "Merger"), and Sub will be the survivor. Pursuant to Section 21(rr) of the Merger Agreement, you have requested our opinion with respect to certain federal income tax consequences of the Merger. All capitalized terms not otherwise defined herein have the meaning given to such terms in the Merger Agreement.


                  In rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth, completeness and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

                  1. The Merger Agreement;

                  2. Representations made to us by Faircom in a letter reproduced as Attachment A hereto;

                  3. Representations made to us by Regent and Sub in a letter reproduced as Attachment B hereto;

                  4. Representations made to us by certain shareholders of Faircom in a letter reproduced as Attachment C hereto;


                  5. The Proxy Statement/Prospectus dated May __, 1998 distributed to stockholders of Faircom in connection with the Merger (the "Proxy Statement/Prospectus"), which is included in the Registration Statement No. 333-46435 on Form S-4, as filed by Regent with the Securities and Exchange Commission on February 17, 1998, as amended through the date hereof (the "Registration Statement"); and



                  6. Such other documents, records and matters of law as in our judgment were necessary or appropriate.

May  , 1998


Page 2



                  In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that original documents (including signatures) are authentic, that documents submitted to us as copies conform to the original documents, and that there has been (or will be by the Effectiveness of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

                  Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code.


                  In addition, based on our examination and review of the documents referred to above and subject to the assumptions set forth herein, we confirm that the discussion set forth under the heading "Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus, to the extent it expresses legal conclusions, fairly summarizes the material federal income tax consequences of the consummation of the Merger to Faircom and the holders of Faircom Common Stock to whom such discussion is addressed.


                  In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

                  1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and we cannot provide assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, we cannot provide assurance that future legislative, judicial or administrative changes would not, on either a prospective or retroactive basis, adversely affect the accuracy of the conclusions stated herein. Moreover, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws as they might relate to this opinion.

                  2. This opinion addresses only whether the Merger will qualify as a reorganization under Section 368(a) of the Code. The opinion does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction.

                  3. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement. Moreover, we have assumed that all the transactions described in the Merger Agreement have been or will be consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof and that all of the representations, warranties, statements and assumptions upon which we have relied remain true and accurate at all relevant times. Any change after the date hereof in the facts and circumstances surrounding the Merger, or any inaccuracy in the representations, warranties, statements and assumptions upon which we have relied may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

May __, 1998
Page 3



                  4. This opinion has been delivered to you for the purpose of satisfying the condition set forth in Section 21(rr) of the Merger Agreement and is intended solely for your benefit. This opinion may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent, except that we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

                                              Very truly yours,

                                                           ATTACHMENT A -- DRAFT

                                  FAIRCOM INC.
                               333 GLEN HEAD ROAD
                            OLD BROOKVILLE, NY 11545


                                 _________, 1998


Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103



         Re:      Merger of Faircom Inc. into Regent Merger Corp.,
                  a wholly-owned subsidiary of Regent Communications, Inc.
                  --------------------------------------------------------

Gentlemen:

         You have requested that we represent certain matters to you in connection with the opinion that you are rendering with respect to certain federal income tax consequences of the merger (the "Merger") of Faircom Inc. ("Faircom") with and into Regent Merger Corp. ("Sub"), a direct, wholly-owned subsidiary of Regent Communications, Inc. ("Regent"). We recognize that you will rely on this certificate in rendering your opinion pursuant to section 21(rr) of the Agreement of Merger, dated as of December 5, 1997 by and among Faircom, Sub and Regent (the "Merger Agreement") and in connection with your description of certain federal income tax consequences of the Merger in the Registration Statement. Unless otherwise specified, the capitalized terms used herein are defined in the Merger Agreement.

                  In accordance with your request, we hereby represent to you that the following facts are now true and will continue to be true as of the Effectiveness of the Merger:

                     The fair market value of the stock of Regent ("Regent Shares") plus cash in lieu of fractional shares to be received by each shareholder of Faircom will be approximately equal to the fair market value of Faircom stock surrendered in the exchange.

                     There is no plan or intention by the shareholders of Faircom who own five percent or more of Faircom stock as of the date of the Merger, and to the best knowledge of the management of Faircom, there is no plan or intention of the remaining shareholders of Faircom to sell, exchange, or otherwise dispose of a number of Regent Shares to be received in the Merger that would reduce Faircom shareholders' ownership of Regent Shares to a number of Regent Shares having a value as of the date of the Merger of less than 50% of the value of all of the formerly outstanding Faircom stock as of the same date. For purposes of this paragraph, shares of Faircom stock exchanged for cash or other property, surrendered by dissenters or exchanged for fractional shares of Regent Shares will be treated as outstanding Faircom stock exchanged on the date of the Merger. Moreover, shares of Faircom stock and Regent Shares held by Faircom shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

                     Other than payment by Regent of a portion of the fee due to The Crisler Company pursuant to Section 32 of the Merger Agreement, Faircom and its shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

                     Faircom is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

                     On the date of the Merger, the fair market value of the assets of Faircom transferred to Sub will exceed the sum of the liabilities of Faircom assumed by Sub, plus the amount of liabilities, if any, to which the assets are subject.

                     Faircom is not under the jurisdiction of a court in a Title 11, or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                     Following the Merger, Sub will hold at least 90% of the fair market value of the net assets of Faircom and at least 70% of the fair market value of the gross assets of Faircom held immediately prior to the Merger. For purposes of this representation, amounts paid by Faircom to Faircom shareholders who receive cash or other property in the Merger, amounts, if any, paid by Faircom to dissenters, amounts used by Faircom to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Faircom will be included as assets of Faircom immediately prior to the Merger.

                     There is no intercorporate indebtedness existing between Regent and Faircom or between Sub and Faircom that was issued, acquired or will be settled at a discount.

                     The liabilities of Faircom to be assumed by Sub and the liabilities to which the transferred assets of Faircom are subject were incurred by Faircom in the ordinary course of business.

                     The payment of cash in lieu of fractional Regent Shares is solely for the purpose of avoiding the expense and inconvenience to Regent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Faircom shareholders instead of issuing fractional Regent Shares will not exceed ten percent (10%) of the total consideration that will be issued in the transaction to Faircom shareholders in exchange for their stock in Faircom.

                      None of the compensation received by any stockholder of Faircom who is (or was) a service provider to Faircom will be separate consideration for, or allocable to, any of his or her Faircom stock, and the compensation paid to any such person will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services. None of the shares of Regent Shares received by any shareholder of Faircom who is (or was) a service provider to Faircom will be separate consideration for, or allocable to, past or future services (including any employment agreement or any covenants not to compete).

                      Other than the 300,000 Regent Shares subject to redemption pursuant to the Redemption and Warrant Agreement, as amended, between Blue Chip, Miami Valley and Regent ("Redemption Agreement") and Section 13 of the Merger Agreement (the "Option Shares"), none of the Regent Shares to be issued in connection with the Merger contain terms which either: (i) permit the holder to require Regent or a Related Person (as defined in Section 351(g)(3)(B) of the Code) to purchase such stock; (ii) require Regent or a Related Person to redeem or purchase such stock; (iii) permit Regent or a Related Person to redeem or purchase such stock; or (iv) determine the dividend rate on such stock in whole or in part (directly or indirectly) with reference to interest rates, commodity prices or similar indices.

                      The fair market value of all Regent Shares issued in connection with the Merger, other than the Option Shares, is no less than 50% of the fair market value of the aggregate consideration issued or paid by Regent in connection with the Merger, including, without limitation, amounts paid by Regent to dissenters and in lieu of fractional share interests in Regent Shares, the right of Blue Chip and Miami Valley to receive warrants pursuant to the Redemption Agreement, amounts paid in repayment of Optional Faircom Subordinated Notes, the Option Shares and all other Regent shares issued in connection with the Merger.

                      The Merger Agreement and the Redemption Agreement represent the full and complete agreement among Regent, Sub and Faircom regarding the Merger, and there are no other written or oral agreements regarding the Merger.

                      The Merger is being undertaken to enhance the business of Faircom and for other good business purposes of Faircom.

                      The terms of the Merger Agreement and all other agreements entered into in connection therewith were the product of arm's-length negotiations.

                  Faircom will promptly notify Fulbright & Jaworski L.L.P. if, after signing this letter, Faircom has reason to believe that any of the representations made in this letter are untrue, incomplete or incorrect in any respect.

                  In rendering your opinion, you have our permission to attach a copy of this letter to your written opinion.

                                             Very truly yours,

                                             FAIRCOM INC.
                                             a Delaware corporation


                                             By:

                                             Title:

                                                           ATTACHMENT B -- DRAFT

                           REGENT COMMUNICATIONS, INC.
                      50 EAST RIVER CENTER BLVD., SUITE 180
                               COVINGTON, KY 41011



                                 ________, 1998



Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103


         Re:      Merger of Faircom Inc. into Regent Merger Corp.,
                  a wholly-owned subsidiary of Regent Communications, Inc.
                  --------------------------------------------------------

Gentlemen:

         You have requested that we represent certain matters to you in connection with the opinion that you are rendering with respect to certain federal income tax consequences of the merger (the "Merger") of Faircom Inc. ("Faircom") with and into Regent Merger Corp. ("Sub"), a direct, wholly-owned subsidiary of Regent Communications, Inc. ("Regent"). We recognize that you will rely on this certificate in rendering your opinion pursuant to section 21(rr) of the Agreement of Merger, dated as of December 5, 1997 by and among Faircom, Sub and Regent (the "Merger Agreement") and in connection with your description of certain federal income tax consequences of the Merger in the Registration Statement. Unless otherwise specified, the capitalized terms used herein are defined in the Merger Agreement.

                  In accordance with your request, we hereby represent to you that the following facts are now true and will continue to be true as of the Effectiveness of the Merger:

                     The fair market value of the stock of Regent ("Regent Shares") plus cash in lieu of fractional shares to be received by each shareholder of Faircom will be approximately equal to the fair market value of Faircom stock surrendered in the exchange.

                     Following the Merger, Sub will hold at least 90% of the fair market value of the net assets of Faircom and at least 70% of the fair market value of the gross assets of Faircom held immediately prior to the Merger. For purposes of this representation, amounts paid by Faircom to Faircom shareholders who receive cash or other property in the Merger, amounts, if any, paid by Faircom to dissenters, amounts used by Faircom to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Faircom will be included as assets of Faircom immediately prior to the Merger.

                     Except as set forth in Paragraph 15 below, Regent has no plan or intention to redeem or otherwise reacquire any of its stock issued pursuant to the Merger (other than in connection with the repurchase of fractional shares).

                     Except for transfers described in Section 368(a)(2)(C) of the Code, Regent has no plan or intention to liquidate Sub, to merge Sub with or into another corporation including Regent or any of its affiliates, to sell, distribute or otherwise dispose of the capital stock of Sub, or to cause Sub to sell or otherwise dispose of any of its assets or of any of the assets acquired from Faircom, except for dispositions made in the ordinary course of business.

                     Regent will acquire from shareholders of Faircom their stock in

Faircom solely in exchange for Regent Shares. Further, no liabilities of Faircom's shareholders will be assumed by Regent, nor will any Faircom stock be subject to any liabilities.

                     Regent and Sub will pay their respective expenses, if any, incurred in connection with the Merger, and will not pay any of the expenses of Faircom or its shareholders, other than a portion of the commission due The Crisler Company.

                     Neither Regent nor Sub is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

                     There is no intercorporate indebtedness existing between Regent and Faircom or between Sub and Faircom that was issued, acquired or will be settled at a discount.

                     Following the Merger, Regent will cause Sub to continue the historic business Faircom was conducting immediately before the Merger or cause Sub to use a significant portion of the historic business assets of Faircom in a business, within the meaning of Treasury Regulation Section 1.368-1(d).

                      Prior to the Merger, Regent will be in "Control" of Sub. As used in this letter, "Control" means the direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person or entity shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person or entity.

                      Regent has no plan or intention to cause Sub to issue additional shares of Sub stock after the Merger that would result in Regent losing Control of Sub.

                      No stock of Sub will be issued in the Merger.

                      The payment of cash in lieu of fractional Regent Shares is solely for the purpose of avoiding the expense and inconvenience to Regent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Faircom shareholders instead of issuing fractional Regent Shares will not exceed ten percent (10%) of the total consideration that will be issued in the transaction to Faircom shareholders in exchange for their stock in Faircom.

                      None of the shares of Regent Shares received by any shareholder of Faircom who is (or was) a service provider to Faircom will be separate consideration for, or allocable to, past or future services (including any covenants not to compete).

                      Other than the 300,000 Regent Shares subject to redemption pursuant to the Redemption and Warrant Agreement, as amended, between Blue Chip, Miami Valley and Regent ("Redemption Agreement") and Section 13 of the Merger Agreement (the "Option Shares"), none of the Regent Shares to be issued in connection with the Merger contain terms which either: (i) permit the holder to require Regent or a Related Person (as defined in Section 351(g)(3)(B) of the Code) to purchase such stock; (ii) require Regent or a Related Person to redeem or purchase such stock; (iii) permit Regent or a Related Person to redeem or purchase such stock; or (iv) determine the dividend rate on such stock in whole or in part (directly or indirectly) with reference to interest rates, commodity prices or similar indices.

                      The fair market value of all Regent Shares issued in connection with the Merger, other than the Option Shares, is not less than 50% of the fair market value of the aggregate consideration issued or paid by Regent in connection with the Merger, including, without limitation, amounts paid by Regent to dissenters and in lieu of fractional share interests in Regent Shares, the right of Blue Chip and Miami Valley to receive warrants pursuant to the Redemption Agreement, amounts paid in repayment of Optional Faircom Subordinated Notes, the Option Shares and all other Regent shares issued in connection with the Merger.

                      The Merger Agreement and the Redemption Agreement represent the full and complete agreement among Regent, Sub and Faircom regarding the Merger, and there are no other written or oral agreements regarding the Merger.

                      The Merger is being undertaken to enhance the business of Regent and for other good business purposes of Regent.

                      The terms of the Merger Agreement and all other agreements entered into in connection therewith were the product of arm's-length negotiations.

                  Regent and Sub will promptly notify Fulbright & Jaworski L.L.P. if, after signing this letter, Regent and Sub have reason to believe that any of the representations made in this letter are untrue, incomplete or incorrect in any respect.

                  In rendering your opinion, you have our permission to attach a copy of this letter to your written opinion.

                                   Very truly yours,

                                   REGENT COMMUNICATIONS, INC.
                                   a Delaware corporation


                                   By:

                                   Title:


                                   REGENT MERGER CORP.
                                   a Delaware corporation


                                   By:

                                   Title:

                                                           ATTACHMENT C -- DRAFT

                     CERTIFICATE OF FIVE PERCENT SHAREHOLDER
                     ---------------------------------------


         In connection with the merger (the "Merger") of Faircom Inc. with and into Regent Merger Corp., a direct, wholly-owned subsidiary of Regent Communications, Inc. ("Regent") pursuant to the Agreement of Merger dated as of December 5, 1997, the undersigned hereby represents that he has no plan or intention to sell, exchange, or otherwise dispose of, reduce the risk of loss by short sale, hedging or otherwise, enter into any contract or arrangement with respect to, or consent to the sale, exchange or other disposition of any interest in any shares of Regent stock to be received in the Merger by him.

         IN WITNESS WHEREOF, I have signed this Certificate as of ___________, 1998.




                                                ----------------
                                                By: Joel Fairman

                                                           ATTACHMENT C -- DRAFT


                     CERTIFICATE OF FIVE PERCENT SHAREHOLDER
                     ---------------------------------------


         In connection with the merger (the "Merger") of Faircom Inc. with and into Regent Merger Corp., a direct, wholly-owned subsidiary of Regent Communications, Inc. ("Regent") pursuant to the Agreement of Merger dated as of December 5, 1997, the undersigned hereby represents that he has no plan or intention to sell, exchange, or otherwise dispose of, reduce the risk of loss by short sale, hedging or otherwise, enter into any contract or arrangement with respect to, or consent to the sale, exchange or other disposition of any interest in any shares of Regent stock to be received in the Merger by it.

         IN WITNESS WHEREOF, I have signed this Certificate as of __________, 1998.


                                         MIAMI VALLEY VENTURE FUND L.P.


                                         By:
                                             ------------------------
                                              its general partner


                                              --------------------------
                                              By:
                                              Title:

                                                           ATTACHMENT C -- DRAFT


                     CERTIFICATE OF FIVE PERCENT SHAREHOLDER
                     ---------------------------------------


         In connection with the merger (the "Merger") of Faircom Inc. with and into Regent Merger Corp., a direct, wholly-owned subsidiary of Regent Communications, Inc. ("Regent") pursuant to the Agreement of Merger dated as of December 5, 1997, the undersigned hereby represents that he has no plan or intention to sell, exchange, or otherwise dispose of, reduce the risk of loss by short sale, hedging or otherwise, enter into any contract or arrangement with respect to, or consent to the sale, exchange or other disposition of any interest in any shares of Regent stock to be received in the Merger by it.

         IN WITNESS WHEREOF, I have signed this Certificate as of _________,
1998.


                                           BLUE CHIP CAPITAL FUND II
                                           LIMITED PARTNERSHIP


                                           By:
                                              --------------------------
                                                its general partner


                                                --------------------
                                                By:
                                                Title: